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                                                                EXHIBIT 23.01



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 1997 included in Crescent Real Estate Equities Company's Form 10-K for the year ended December 31, 1996 and of our reports dated February 14, 1997 on Trammel Crow Center, and March 18, 1997 on Carter-Crowley Real Estate Portfolio included in Crescent Real Estate Equities Company's Form 8-K and to all references to our Firm included in this Registration Statement.



Dallas, Texas,
  March 24, 1997